EXHIBIT 99.1

Plug Power Announces 2014 Third Quarter Results

Company Has Record Quarterly Revenue

LATHAM, N.Y., Nov. 12, 2014 (GLOBE NEWSWIRE) -- Plug Power Inc. (Nasdaq:PLUG), a leader in providing clean, reliable energy solutions, today reports its 2014 third quarter results.

Plug Power closed out the third quarter of 2014 with 857 GenDrive units shipped to material handling customers. This equates to a 450 percent increase compared to the third quarter of 2013, when 155 GenDrive units were shipped.

Bookings continue to be strong and during the third quarter of 2014, Plug Power brought in over $25.6 million in bookings from customers including Mercedes-Benz, Coca-Cola, BMW, Walmart, Kroger and Newark Farmers Market.

"Plug Power continues to exhibit growth and record numbers, quarter after quarter," said Andy Marsh, CEO. "Our current customer base is seeing value from our products, firsthand, and companies like Newark Farmers Market, BMW and Central Grocers are refreshing their existing GenDrive fleets by reinvesting in more products from Plug Power. That is true validation."

The company continues to view its hydrogen business as a growth opportunity for revenue and margin enhancement. Plug Power's large-scale hydrogen system infrastructure design, known as GenFuel, has been proven-out at manufacturing and distribution centers across North America. In just one year, Plug Power has deployed GenFuel at five sites with commissioning proceeding at another five sites. Two of the sites in the past quarter were for Walmart to support their distribution centers in Sterling, Illinois, and Johnstown, New York.

"GenKey, our turnkey solution, comprised of GenDrive fuel cell units, GenFuel infrastructure, and GenCare aftermarket service and support provides a one-stop-shop for Plug Power's customers," continued Marsh. "GenKey accelerates customer adoption and helps provide a seamless transition to a hydrogen-powered fleet."

Plug Power has also been established as a source for hydrogen gas – another success demonstrated by its distribution agreement with Praxair. The agreement pairs Plug Power's GenFuel hydrogen fueling infrastructure solution with Praxair's liquid hydrogen supply capability helping customers realize productivity and environmental benefits.

"I've discussed before my belief that ubiquitous hydrogen fuel is the key to rapidly expanding the fuel cell industry," continued Marsh. "Plug Power's goal of becoming the worldwide leader in this market was backed by several, purposeful steps in the quarter to move the company closer to market leadership."

Financial Results

Total revenue for the third quarter of 2014 was $19.9 million, comprised of $12.6 million of product revenue, $6.9 million of service revenue and $0.4 million of research and development (R&D) contract revenue. This compares to total revenue of $4.6 million in the third quarter of 2013, which was comprised of $2.5 million of product revenue, $1.6 million of service revenue and $0.5 million of R&D contract revenue.

Total cost of revenue for the third quarter of 2014 was $21.0 million, comprised of $11.1 million of cost of product revenue, $9.2 million of cost of service revenue and $0.7 million of cost of R&D contract revenue. This compares to total cost of revenue of $8.5 million in the third quarter of 2013, which was comprised of $3.9 million of cost of product revenue, $3.9 million of cost of service revenue and $0.7 million of cost of R&D contract revenue.

R&D expenses for the third quarter of 2014 were $1.6 million compared with $0.8 million for the third quarter of 2013. Selling, general and administrative (SG&A) expenses for the third quarter of 2014 were $5.0 million compared with $2.8 million for the third quarter of 2013. In addition, in the third quarter of 2014 the company accrued a $2.4 million liability related to litigation dating back to 2008 with Soroof Trading Development Company Ltd.

Net loss for the third quarter of 2014 was $9.4 million, or $0.06 per share on a basic and diluted basis. This compares to net loss for the third quarter of 2013 of $15.9 million, or $0.19 per share on a basic and diluted basis.  Included in the net loss for the third quarter of 2014 was a gain related to the change in fair value of previously issued common stock warrants of $0.5 million. Excluding this item and the $2.4 million litigation accrual, adjusted net loss for the third quarter of 2014 was $7.5 million, or $0.04 per share.

Cash and Liquidity

Plug Power had cash and cash equivalents of $156.5 million and net working capital of $177.6 million at September 30, 2014. This compares to $5.0 million and $11.1 million, respectively, at December 31, 2013.

Please see the tables at the end of this press release for a reconciliation of net income (loss) to adjusted net loss.

Conference Call

Plug Power has scheduled a conference call today at 10:00 am ET to review the Company's results for the third quarter of 2014. Interested parties are invited to access the call:

  Toll-free: 877-407-8291
  Webcast (including presentation slides): https://event.webcasts.com/starthere.jsp?ei=1045719

A playback of the call will be available online for a period following the event.

About Plug Power Inc.

The powerhouse in hydrogen fuel cell technology, Plug Power is revolutionizing the industry with cost-effective solutions that increase productivity, lower operating costs and reduce carbon footprint. Its signature solution, GenKey, provides an all-inclusive package for customers, incorporating GenFuel hydrogen and fueling infrastructure, GenCare aftermarket service and either GenDrive or ReliOn fuel cell systems. GenDrive, a lead-acid battery replacement, is used in electric lift trucks in high-throughput material handling applications. With more than 6,000 GenDrive units deployed to material handling customers, GenDrive has been proven reliable with over 25 million hours of runtime. And, ReliOn is Plug Power's modular, scalable fuel cell for customers seeking solutions in critical stationary power applications. Plug Power ReliOn customers have installed fuel cells at more than 2,000 customer locations globally. Plug Power manufactures tomorrow's incumbent power solutions today, so customers can POWERAhead. Additional information about the Plug Power brands is available at www.plugpower.com.

Safe Harbor Statement

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. ("PLUG"), including but not limited to statements about PLUG's forecast of financial performance, order bookings, business model, strategy and growth opportunities. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that pending orders may not convert to purchase orders, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls or key personnel; the risks related to use of flammable fuels in our products; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the risk that our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our products, including GenDrive and GenKey systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to successfully expand internationally; our ability to improve system reliability for our GenDrive and GenKey systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; risks associated with potential future acquisitions; and other risks and uncertainties referenced in our public filings with the Securities and Exchange Commission. For additional disclosure regarding these and other risks faced by PLUG, see disclosures contained in PLUG's public filings with the Securities and Exchange Commission (the "SEC") including, the "Risk Factors" section of PLUG's Annual Report on Form 10-K for the year ended December 31, 2013. You should consider these factors in evaluating the forward-looking statements included in this presentation and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

Plug Power Inc.
Financial Highlights

Balance Sheets (Dollars in thousands):
(unaudited)
	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$ 156,462	$ 5,027
Accounts receivable, net	15,033	6,429
Inventory	21,926	10,406
Prepaid expenses and other current assets	6,049	1,851

Total current assets	199,470	23,713

Restricted cash	500	500
Property, plant and equipment, net	5,590	5,278
Leased property under capital lease, net	2,066	2,453
Note receivable	463	510
Intangible assets, net	2,099	2,902
Other	1,620	--

Total assets	$ 211,808	$ 35,356

Liabilities, Redeemable Preferred Stock, and Stockholders' Equity
Current liabilities:
Accounts payable	$ 7,903	$ 3,094
Accrued expenses	5,763	3,069
Product warranty reserve	1,307	1,608
Deferred revenue	4,181	3,435
Obligations under capital lease	773	718
Other current liabilities	1,950	679

Total current liabilities	21,877	12,603

Obligations under capital leases	--	587
Deferred revenue	6,553	5,579
Common stock warrant liability	15,529	28,830
Finance obligation	2,443	2,492
Other liabilities	409	766

Total liabilities	46,811	50,857

Redeemable preferred stock	1,153	2,371
Stockholders' equity (deficit)	163,844	(17,872)

Total liabilities, redeemable preferred stock, and stockholders' equity	$ 211,808	$ 35,356

Statements of Operations (Dollars in thousands):	Three months ended September 30,		Nine months ended September 30,
(unaudited)
	2014	2013	2014	2013
Revenue
Product revenue	$ 12,595	$ 2,535	$ 28,336	$ 12,787
Service revenue	6,915	1,630	13,396	4,552
Research and development contract revenue	371	462	1,045	1,230
Total revenue	19,881	4,627	42,777	18,569

Cost of revenue and expenses
Cost of product revenue	11,058	3,910	24,951	14,339
Cost of service revenue	9,217	3,902	19,143	10,444
Cost of research and development contract revenue	699	730	1,887	1,883
Research and development expense	1,644	769	4,295	2,343
Selling, general and administrative expenses	4,951	2,753	13,034	8,850
Legal reserve	2,400	--	2,400	--
Amortization of intangible assets	608	563	1,783	1,705

Operating loss	(10,696)	(8,000)	(24,716)	(20,995)

Interest and other income	628	26	722	83
Gain on bargain purchase	--	--	1,014	--
Change in fair value of common stock warrant liability	485	(8,206)	(58,371)	(16,171)
Interest and other expense	(93)	(125)	(305)	(354)
Gain on sale of equity interest in joint venture	--	--	--	3,234

Loss before income taxes	$ (9,676)	$ (16,305)	$ (81,656)	$ (34,203)

Income tax benefit	325	410	325	410

Net loss attributable to the Company	$ (9,351)	$ (15,895)	$ (81,331)	$ (33,793)

Preferred stock dividends declared	(26)	(52)	(129)	(69)

Net loss attributable to common shareholders	$ (9,377)	$ (15,947)	$ (81,460)	$ (33,862)

Loss per share: Basic and diluted	$ (0.06)	$ (0.19)	$ (0.53)	$ (0.50)

Weighted average number of common shares outstanding	169,557,223	84,150,851	154,539,225	67,194,806

Plug Power Inc.
Reconciliation of Non-GAAP financial measures

Reconciliation of Reported Net gain (loss) to Adjusted Net loss

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Net loss attributable to common shareholders, as reported	$ (9,377)	$ (15,947)	$ (81,460)	$ (33,862)

Change in fair value of common stock warrant liability	485	(8,206)	(58,371)	(16,171)
Legal reserve	(2,400)	--	(2,400)	--

Adjusted Net loss	$ (7,462)	$ (7,741)	$ (20,689)	$ (17,691)

Adjusted net loss per share: Basic and diluted	$ (0.04)	$ (0.09)	$ (0.13)	$ (0.26)

Weighted average number of common shares outstanding	169,557,223	84,150,851	154,539,225	67,194,806

Adjusted Net loss and Adjusted loss per share, basic and diluted, excludes the change in fair value of common stock warrant liability.

Reconciliation of Reported Net loss to EBITDAS

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Operating loss, as reported	$ (10,696)	$ (8,000)	$ (24,716)	$ (20,995)

Stock based compensation	1,148	557	2,403	1,577
Depreciation and amortization	1,108	1,051	3,221	3,138

EBITDAS	$ (8,440)	$ (6,392)	$ (19,092)	$ (16,280)

EBITDAS is defined as operating income (loss), as adjusted for depreciation and amortization expense and charges for equity compensation. EBITDAS is a non-GAAP measure of our financial performance and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Plug Power Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2014	2013
Cash Flows From Operating Activities:
Net loss attributable to the Company	$ (81,331)	$ (33,793)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation of property, plant and equipment, and investment in leased property	1,438	1,433
Amortization of intangible asset	1,783	1,705
Stock-based compensation	2,403	1,577
Gain on sale of equity interest in joint venture	--	(3,235)
Gain on bargain purchase	(1,014)	--
Gain on disposal of property, plant and equipment	(32)	(56)
Change in fair value of common stock warrant liability	58,371	16,171
Changes in operating assets and liabilities that provide (use) cash:
Accounts receivable	(8,288)	(279)
Inventory	(6,358)	(1,218)
Prepaid expenses and other current assets	(5,730)	(132)
Note receivable	47	45

Accounts payable, accrued expenses, product warranty reserve and other liabilities	6,031	(2,065)
Deferred revenue	1,655	1,902
Net cash used in operating activities	(31,025)	(17,945)

Cash Flows From Investing Activities:
Proceeds from sale of equity interest in joint venture	$ --	$ 3,235
Purchase of property, plant and equipment	(1,200)	(145)
Purchase of ReliOn, net of cash acquired	414	--
Proceeds from disposal of property, plant and equipment	32	57
Net cash (used in) provided by investing activities	(754)	3,147

Cash Flows From Financing Activities:
Restricted cash	$ --	$ (500)
Proceeds from exercise of stock options	241	--
Proceeds from exercise of warrants	18,340	2,849
Purchase of treasury stock	(514)	--
Proceeds from issuance of preferred stock	--	2,595
Preferred stock issuance costs	--	(144)
Proceeds from issuance of common stock and warrants	176,700	14,808
Common stock issuance costs	(10,977)	(1,934)
Repayment of borrowings under line of credit	--	(3,381)
Proceeds from finance obligation	--	2,600
Principal payments on obligations under capital lease and finance obligation	(576)	(516)
Net cash provided by financing activities	183,214	16,377

Effect of exchange rate changes on cash	--	1
Increase (decrease) in cash and cash equivalents	151,435	1,580
Cash and cash equivalents, beginning of period	5,027	9,380

Cash and cash equivalents, end of period	$ 156,462	$ 10,960
CONTACT: Media and Investor Relations Contact:
         Teal Vivacqua
         Plug Power Inc.
         Phone: 518.738.0269